Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RECORD RESULTS FOR FIRST QUARTER FISCAL 2020

●	Record revenue of $9.5 million for Q1 2020, up 25% year-over-year from $7.6 million in Q1 fiscal 2019

●	Contribution Margin* of $0.5 million in Q1 2020, up $1.3 million versus Contribution Loss* of ($0.8) million in Q1 2019

●	Reached 733,000 paid subscribers at the end of Q1 2020, representing 50% growth year over year; paid subscribers over 740,000 as of today

●	Livestreamed 9 events in Q1 2020 versus 5 in Q1 2019, driving over 22 million views in the first quarter of fiscal 2020; 12 music festivals livestreamed and over 28 million views year-to-date fiscal 2020 as compared to 51 million views year-to-date in fiscal 2019

●	Launched next generation LiveXLive app in May 2019

●	In July 2019, sold 5.0 million shares of common stock for cash proceeds of $9.5 million, net of $0.9 million in fees and expenses, bringing ending cash to approximately $20.0 million on the date of close; ended Q1 2020 with $10.0 million in cash and cash equivalents versus $15.9 million in cash and cash equivalents at the end of Q1 2019

WEST HOLLYWOOD, California, August 6, 2019 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive” or the “Company”), a global digital media company focused on live entertainment, today announced financial results for its first fiscal quarter ended June 30, 2019. LiveXLive posted record revenue of $9.5 million and a contribution margin* of $0.5 million in Q1 2020, respectively, as compared to revenue of $7.6 million and a contribution loss* of ($0.8) million in Q1 2019, respectively, driven by strong subscriber growth. The Company recorded a loss from operations of $10.3 million, and net loss of $11.0 million in Q1 2020, driven by positive $0.5 million in contribution margin* in Q1 2020 as a result of continued subscriber growth in the period, offset by 9 events livestreamed and 11 produced in the quarter, coupled with ongoing operating investments made in Q1 2020 to grow the Company, along with non-cash depreciation, amortization and stock compensation and non-recurring expenses in the period of $5.7 million. Excluding these non-cash and non-recurring expenses, Q1 2020 Adjusted Operating Loss (“AOL”)* was $4.6 million, which was flat when compared to Q1 2019 AOL.

“LiveXLive is off to a strong start in fiscal 2020, highlighted by 25% revenue growth, a significant improvement in contribution margin and continued 50% growth in paid subscribers when compared to Q1 2019,” said Robert Ellin, CEO and Chairman of LiveXLive. “We are streaming many of the most exciting music festivals in the world and have partnered with the biggest artists and promoters, resulting in record levels of viewership. LiveXLive has quickly established itself as the authentic thought leader in music globally and we have an incredibly exciting roadmap and business plan for the rest of the year and beyond.”

In the first quarter of 2020, LiveXLive livestreamed 9 major festivals and events, and produced 2 additional events for a total of 11 livestreamed and produced events as of the end of the quarter. First quarter 2020 festival and event livestreams included EDC Vegas (Las Vegas, NV), iHeartCountry Festival (Austin, TX), iHeartRadio Wango Tango (Carson, CA), and BTS, Madonna, Judah & the Lion, Vampire Weekend, Thomas Rhett and The Raconteurs. In addition LiveXLive also produced the first weekend of the Montreux Jazz Festival (Lake Geneva, Switzerland) and Hangout Music Festival (Gulf Shores, AL).

“We are pleased with our record KPIs, growth in paid subscribers and financial performance in the first quarter of fiscal 2020,” said Michael Zemetra, CFO of LiveXLive. “With the closing of our $10.5 million common stock offering in July 2019, we have a strong foundation to accelerate our growth objectives during the remainder of fiscal 2020.”

Recent and Q1 2019 Highlights

●	Q1 fiscal 2019 achieved over 22M livestreams, 92 artist streams on the Company’s platform, and over 124 hours of live music content streamed; over 28M livestreams, 123 artists and 152 hours of live music content streamed during the first four months of fiscal 2020.

●	Ended Q1 fiscal 2020 with paid subscriber base growth of 50% year-over-year; paid subscribers over 740,000 as of today.

●	Launched next generation social live music and subscription platform combining Slacker’s acclaimed audio with the world’s premier live music events in May 2019.

●	Livestreamed our largest festival to date, EDC Vegas, which included distribution agreements with Sinclair Broadcasting Group’s OTT channel, STIRR, and China’s leading video platform, Tencent Video to livestream EDC Las Vegas in certain territories throughout the world.

●	Entered into agreement with Perry Farrell to join the Company as global brand ambassador. In addition to evangelizing the LiveXLive platform and service, Farrell will expand upon his pop-up “I am the DJ” audio channel to curate a 24/7 “always on” experience and co-create original episodic content in partnership with LiveXLive. He will become the Company’s second brand ambassador, joining hip-hop legend Nas.

●	Named Dermot McCormack as President of the Company. Prior to joining the Company, McCormack most recently served as AOL’s Global President — Video and Studios group and as EVP of Digital Media for Viacom’s Music Group, and is currently a board and founding member of SNKR Inc., a leading brand based around sneaker and youth culture, and a board member of Axonista, a leading European OTT player.

●	Completed a $10.5 million registered offering of the Company’s common stock in July 2019, raising net proceeds of $9.5 million after offering fees and expenses. The Company plans to use these proceeds for repayment of its debentures, working capital and general corporate purposes, including without limitation future acquisitions, purchases of outstanding warrants and capital expenditures.

First Quarter 2020 and 2019 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
Revenue	$9,498	$7,590
Operating loss	(10,262)	(10,102)
Net Loss	(10,966)	(10,768)
Adjusted Operating Loss *	(4,589)	(4,554)
Loss per share - basic and diluted	$(0.21)	$(0.21)

First Quarter 2020 Results Summary Discussion

During Q1 2020, the Company posted revenue of $9.5 million versus $7.6 million in Q1 2019. The increase was due to the growth in subscription revenue. Q1 2020 paid subscribers increased 50%, or by a net 243,000 subscribers year-over-year from Q1 2019, ending Q1 2020 with 733,000 paid subscribers as compared to 490,000 subscribers at June 30, 2018.

LiveXLive streamed 9 and produced a total of 11 live events during its first fiscal quarter 2020, and made incremental investments to drive long-term growth. These growth activities drove a net loss of $11.0 million, loss from operations of $10.3 million and Adjusted Operating Loss* of $4.6 million.

Q1 2020 Operating Loss of $10.3 million was relatively flat as compared to a $10.1 million Operating Loss in Q1 2019. The $0.2 million increase was driven in part by higher operating expenses of $1.3 and non-recurring costs of $0.2 million, offset by a $1.3 million in improved contribution margin*. The $1.3 million increase in operating expenses was largely driven by higher sales and marketing expenses to support 9 livestream events versus 5 in Q1 2019 and higher product development costs to support new product initiatives, including the launch of LiveXLive’s unified app in May 2019. The $1.3 million improvement in contribution margin* was driven by the growth in LiveXLive’s subscription revenue and corresponding improvement in subscription contribution margin year over year.

*	Refer to “About Non-GAAP Financial Measures” within this release for definitions of Adjusted Operating Loss and Contribution Margin (Loss).

Q1 2020 AOL* of $4.6 million, which was flat when compared to Q1 2019 AOL of $4.6 million, was driven by Music Operations loss of $(3.1) million and Corporate loss of $(1.5) million.

Capital expenditures for Q1 2020 totaled approximately $0.7 million, which were largely driven by capitalized software costs associated with development of our integrated music player and services in Q1 2020.

The Company finished Q1 2020 with approximately $10.0 million in cash and cash equivalents and $16.6 million in debt (inclusive of net $1.3 million of deferred debt issuance costs and $0.4 million in fair value embedded derivatives).

Business Outlook

Full-year fiscal 2020 guidance remains unchanged:

●	Revenue $50.0-65.0 million

●	Adjusted Operating Loss** $10-15 million

●	Capital expenditures in the range of $3-5 million

●	Expectation to livestream over 40 music festivals and events.

**	With respect to projected full year 2020 Adjusted Operating Loss, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Loss*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference call and Webcast

LiveXLive will host a webcast to provide a business update and discuss its first quarter 2020 fiscal year results on Tuesday, August 6, 2019 at 8:30 a.m. EST (5:30 a.m. PST) DOMESTIC DIAL-IN: 844-746-0736 and INTERNATIONAL DIAL-IN: 412-317-0796. LiveXLive will make the webcast available on the Investor Relations section of its website at http://ir.livexlive.com/ir-home until August 13, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10134002. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

Headquartered in West Hollywood, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, the Montreux Jazz Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, and (e) depreciation and amortization (including goodwill impairment, if any), and certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2020 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Loss, Contribution Margin (Loss), capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including: our ability to integrate our acquired businesses, the ability of the combined businesses to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the music and live streaming space; our ability to capitalize on investments in developing our service offerings, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with our technology initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing customer demands; our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform; our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform; general economic and technological circumstances in the music and live streaming digital markets; our ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally; fluctuation in our operating results; the demand for live and music streaming services and market acceptance for our products and services; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturing or to repurchase the convertible nets upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our debentures; and other risks and uncertainties set forth herein, including those factors described in our 2019 Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 24, 2019, and our other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. We do not undertake any obligation to update these forward-looking statements, unless required by law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Financial Information

The tables below present unaudited financial results for the three months ended June 30, 2019 and 2018.

LiveXLive Media, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,
	2019	2018

Revenue:	$9,498	$7,590

Operating expenses:
Cost of sales	9,013	8,435
Sales and marketing	1,711	914
Product development	2,423	1,843
General and administrative	4,825	4,077
Amortization of intangible assets	1,788	2,423
Total operating expenses	19,760	17,692
Loss from operations	(10,262)	(10,102)

Other income (expense):
Interest expense, net	(870)	(616)
Other income (expense)	166	(50)
Total other income (expense)	(704)	(666)

Loss before provision for income taxes	(10,966)	(10,768)

Provision for income taxes	-	-
Net loss	$(10,966)	$(10,768)

Net loss per share – basic and diluted	$(0.21)	$(0.21)

Weighted average common shares – basic and diluted	52,319,872	51,527,861

LiveXLive Media, Inc.

Condensed Consolidated Balance Sheets

 (In thousands)

 (Unaudited)

	June 30,	March 31,
	2019	2019
Assets
Current Assets
Cash and cash equivalents	$10,015	$13,704
Restricted cash	235	235
Accounts receivable, net	4,192	4,314
Prepaid expense and other assets	1,582	1,311
Total Current Assets	16,024	19,564
Property and equipment, net	2,974	2,720
Goodwill	9,672	9,672
Intangible assets, net	25,156	26,943
Other assets	108	-
Total Assets	$53,934	$58,899

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$23,089	$20,906
Accrued royalties	10,929	9,921
Note payable	317	312
Deferred revenue	933	950
Senior secured convertible debentures, net	1,932	2,111
Total Current Liabilities	37,200	34,200
Lease liabilities, noncurrent	108	-
Senior secured convertible debentures, net	9,785	10,284
Unsecured convertible notes, net	4,834	4,741
Deferred income taxes	211	211
Total Liabilities	52,138	49,436

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 52,378,133 and 52,275,236 shares issued and outstanding, respectively	52	52
Additional paid in capital	101,904	98,605
Accumulated deficit	(100,160)	(89,194)
Total stockholders’ equity	1,796	9,463
Total Liabilities and Stockholders’ Equity	$53,934	$58,899

Reconciliation of Non-GAAP Measure to GAAP Measure

 (In thousands)

 (Unaudited)

LiveXLive Media, Inc.

Adjusted Operating Loss Reconciliation

					Non-Recurring
	Contribution	Operating (Loss) from Continuing	Depreciation and	Stock-Based	Acquisition and Realignment	Other Non-Recurring	Adjusted Operating
	Margin	Operations	Amortization	Compensation	Costs	Costs (1)	Loss *
Three Months Ended June 30, 2019
Music Operations	$485	$(7,019)	$2,229	$1,716	$-	$-	$(3,074)
Corporate	-	(3,243)	2	1,401	-	325	(1,515)
Total	$485	$(10,262)	$2,231	$3,117	$-	$325	$(4,589)
Three Months Ended June 30, 2018
Music Operations	$(845)	$(6,750)	$2,520	$1,230	$-	$117	$(2,883)
Corporate		(3,352)	1	1,618	$-	62	(1,671)
Total	$(845)	$(10,102)	$2,521	$2,848	$-	$179	$(4,554)

(1)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date.

*	See the definition of Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Contribution Margin Reconciliation

	Three Months Ended	Three Months Ended
	June 30,	June 30,
	2019	2018

Revenue	$9,498	$7,590
Less: Cost of Sales	(9,013)	(8,435)

Contribution Margin	$485	$(845)